Exhibit 3.26

TWENTY-FOURTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawals and admissions of said partners, the number of general partners is 609.

In affirmation thereof, the facts stated above are true.

Dated: April 19, 2024

General Partner:

By /s/ Penny Pennington .

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Carlin, Kyle	4/1/2024	12555 Manchester Road	St. Louis, MO 63131
Giardino, Richard L	4/1/2024	12555 Manchester Road	St. Louis, MO 63131
Russell, James Michael	4/1/2024	12555 Manchester Road	St. Louis, MO 63131
The Neil Draxler Revocable Trust	4/1/2024	12555 Manchester Road	St. Louis, MO 63131
The Ramit Luthra and Richa Luthra Revocable Living Trust	4/1/2024	12555 Manchester Road	St. Louis, MO 63131
Westbrooks-Hodge and Hodge Family Trust	4/1/2024	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Carlin Family Trust	4/1/2024	12555 Manchester Road	St. Louis, MO 63131
Casper Family Revocable Trust	4/1/2024	12555 Manchester Road	St. Louis, MO 63131
Neil R Draxler Revocable Trust	4/1/2024	12555 Manchester Road	St. Louis, MO 63131
Palazzo, Rose Mary	4/1/2024	12555 Manchester Road	St. Louis, MO 63131
Richard L. Giardino Revocable Living Trust	4/1/2024	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Fourth Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.